TECH/OPS SEVCON, INC.
                          40 North Avenue
                   Burlington, Massachusetts 01803


                                               December 27, 2002

BY DIRECT TRANSMISSION
-----------------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

           Re:    Tech/Ops Sevcon, Inc.
                  Definitive Proxy Material

     Pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 and Rule 101(a)(1)(iii) of Regulation S-T, Tech/Ops Sevcon, Inc. hereby files by direct transmission a definitive copy of the proxy statement and form of proxy for its 2003 Annual Meeting of Stockholders. In accordance with the Note to Rule 14a-4(a)(3), the form of proxy is filed as Appendix 2 to the proxy statement. It is expected that the definitive proxy state-ment and proxy will be sent to stockholders on or about December 27, 2002.

                                         Yours very truly,

                                     /s/ Paul A. McPartlin
                                         -----------------
                                         Paul A. McPartlin
                                             Treasurer



cc: David R. Pokross, Jr., Esq.
    American Stock Exchange (3 copies)



























                        SCHEDULE 14A
                       (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

     Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

Filed by the Registrant  [X]

Check the Appropriate Box

[X] Definitive Proxy Statement




                      Tech/Ops Sevcon, Inc.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.









































                              DRAFT December 1763, 2002


TECH/OPS SEVCON, INC.

                40 NORTH AVENUE, BURLINGTON, MASSACHUSETTS 01803
                             TELEPHONE (781) 229-7896

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


        Notice is hereby given that the annual meeting of the stockholders of Tech/Ops Sevcon, Inc., a Delaware corporation, will be held at the offices of PPalmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, at 5:00 p.m. on Tuesday, January 21, 2003 for the following purposes:

     1.      To elect two directors to hold office for a term of three years.

     2. To amend the Company's 1996 Equity Incentive Plan by adding 150,000 shares of cCommon sStock.

     3. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on December 13, 2002 are entitled to notice of the meeting or to vote thereat.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                           By order of the Board of Directors,


                                                   DAVID R. POKROSS, JR.
                                                        Secretary



Dated December 27, 2002



PROXY STATEMENT

APPROXIMATE DATE OF MAILING:  December 27, 2002

                 INFORMATION CONCERNING THE PROXY SOLICITATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Tech/Ops Sevcon, Inc. (the 'Company') for use at the annual meeting of stockholders of the Company to be held on January 21, 2003 at 5:00 p.m. at the offices of Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, or any adjournments or postponements thereof.
It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to beneficial owners.

     On December 13, 2002, the Company had outstanding 3,125,051 shares of Common Stock, $.10 par value, which is its only class of stock outstanding and entitled to vote at the meeting. Stockholders of record at the close of business on December 13, 2002 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors, and FOR the amendment of the 1996 Equity Incentive Plan.


                       BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table provides information as to the ownership of the Company's Common Stock as of December 13, 2002 by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) the executive officers named in the Summary Compensation Table below, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors is shown in the table on pages 3 and 4 below.

                                           Amount
       Name and Address                 Beneficially                 Percent
       of Beneficial Owner                Owned (1)                  of Class
       -------------------              ------------                 --------

Dr. Marvin G. Schorr                     356,778 (2)                  11.4%
  330 Beacon Street
  Boston, MA 02116

Bernard F. Start                         234,977 (2)                   7.5%
  Dotland Grange
  Hexham, NE46 2JY, United Kingdom

Dimensional Fund Advisors, Inc.          165,200 (3)                   5.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Wellington Management Company, LLP       308,000 (4)                   9.6%
  75 State Street
  Boston, MA 02109


Matthew Boyle                             27,400 (5)                     #
  Tech/Ops Sevcon, Inc.
  40 North Avenue
  Burlington, MA 01803

Paul A. McPartlin                         72,596 (6)                   2.3%
  Tech/Ops Sevcon, Inc.
  40 North Avenue
  Burlington, MA 01803

All current executive officers and
  directors as a group (7 persons)       794,881 (7)                  25.4%


      #   Less than 1%

     (1) Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed.

     (2) Includes 2,500 shares subject to stock options exercisable within sixty days.

     (3) As reported on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2002.

     (4) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. Wellington Management Company, LLP, stated that it had shared voting power over 216,000 shares and shared investment power over 308,000 shares.

     (5) Includes 26,000 shares subject to stock options exercisable within sixty days.

     (6) Includes 3,000 shares subject to stock options exercisable within sixty days.

     (7) Includes 41,500 shares subject to stock options exercisable within sixty days.

                         ELECTION OF DIRECTORS

     The Company's Board of Directors has fixed the number of directors at six, effective at the annual meeting. Members of the Board of Directors are divided into three classes serving staggered three-year terms. The terms of two of the Company's current directors, Paul B. Rosenberg and Bernard F. Start, expire at the annual meeting. Mr. Rosenberg and Mr. Start are the Board's nominees for re-election to three-year terms by the stockholders at the annual meeting. The Company is not presently aware of any reason that would prevent any nominee from serving as a director if he is elected. If a nominee should become unavailable for election, the proxies will be voted for another nominee selected by the Board.

     Pursuant to the Company's by-laws, directors will be elected by a plurality of the votes properly cast at the annual meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and will not affect the outcome of the election. A broker non-vote occurs when a broker holding a customer's shares indicates on the proxy that the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter.

     The following table contains information on the two nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.

                                                      Has Been     No. of
                                                     a Director    Common
                                                       of the      Shares
                                                      Company  of the Company
                                                      or its       Owned
                              Business Experience    Predeces- Beneficially on
                                  During Past           sor      December 13,
                      Term       Five Years and      Tech/Ops,       2002
    Name             Expires  Other Directorships       Inc.     and Percent
                                                       Since     of Class (1)

Matthew Boyle  (4)    2005    President and Chief       1997        27,400
  Age - 40                    Executive Officer of                  (#)
                              the Company since                     (2)
                              November 1997. Vice
                              President and Chief
                              Operating Officer of
                              the Company from
                              November 1996 to
                              November 1997.

* Paul B. Rosenberg   2003    Former Treasurer of the   1988        86,980
               (4)(5)         Company. He is a director             (2.8%)
  Age - 70                    of Landauer, Inc., a                  (3)
                              provider of personnel
                              dosimetry services.

Dr. Marvin G. Schorr  2004    Chairman of the Company's  1951      356,778
               (4)(6)         Board of Directors since             (11.4%)
  Age - 77                    January 1988. Previously             (3)
                              Chairman of the Board of
                              Directors and President
                              of Tech/Ops, Inc., the
                              Company's predecessor. Dr.
                              Schorr is Chairman of
                              Helix Technology Corporation,
                              a manufacturer of cryogenic
                              equipment.

* Bernard F. Start    2003    Vice-Chairman of the Board  1988     234,977
  Age - 64                    since November 1997.                 (7.5%)
                              President and Chief                  (3)
                              Executive Officer of the
                              Company from January 1988
                              to November 1997.

David R. A. Steadman  2004    President of Atlantic       1997     5,500
               (5)(6)         Management Associates,               ( # )
  Age - 65                    Inc., a management                   (3)
                              services firm, since 1988.
                              Chairman of Brookwood
                              Companies Incorporated,
                              a director of Aavid Thermal
                              Technologies, Inc., a manu-
                              facturer of thermal manage-
                              ment products and a director
                              of several privately held
                              companies.

C. Vincent Vappi      2005    Until May 1991, Chairman    1971    10,650
               (5)(6)         and Chief Executive                 ( # )
  Age - 76                    Officer of Vappi & Company,         (3)
                              Inc., a general building
                              contractor.



     (#)  Less than 1%

     (1) Unless otherwise indicated, each director has sole voting and investment power with respect to the shares listed.

     (2) Includes 26,000 shares subject to stock options exercisable within sixty days.

     (3) Includes 2,500 shares subject to stock options exercisable within sixty days.

     (4)  Member of the Executive Committee.

     (5)  Member of the Audit Committee.

     (6)  Member of the Compensation Committee.

     During the fiscal year ended September 30, 2002, the Board of Directors held a total of eight meetings. All directors attended more than 75% of the total number of meetings of the Board of Directors and all committees of the Board on which the director served.

Committees of the Board

     The Board of Directors has an Audit Committee and a Compensation Committee and does not have a Nominating Committee.

     Audit Committee. The Audit Committee, which met four times during the fiscal year ended September 30, 2002, is composed of three directors each of whom is independent as defined by applicable American Stock Exchange listing standards. The Committee selects and evaluates the Company-s independent auditors, reviews the audited financial statements and discusses the adequacy of the Company's internal controls with management and the auditors. The Committee operates under a written charter adopted by the Board. The audit committee charter was revised by the board in November 2002. The revised charter is attached as Appendix 1.

     Compensation Committee. The Compensation Committee, which met once during the fiscal year ended September 30, 2002, reviews and recommends to the Board the annual salary, bonus, stock options and other benefits of the senior executives. The Committee also administers the Company's Equity Incentive Plan.

Director Compensation

     Directors of the Company (except Mr. Boyle) are each paid $14,500 a year for their services. The Chairmen of the Audit Committee (Mr. Rosenberg in 2002) and Compensation Committee (Mr. Steadman in 2002), each receive an additional $1,000 a year.

     Under the Company's 1998 Director Stock Option Plan, on January 28, 1998, Messrs. Rosenberg, Schorr, Start, Steadman and Vappi were each granted an option for 5,000 shares of Common Stock at a price of $15.1875 per share, the fair market value of the Common Stock at that date. All of the director options will expire 90 days after the tenth anniversary of the date of grant and will become exercisable in equal 500 share amounts on each of the first ten anniversaries of the date of grant. All outstanding options issued under the Plan become immediately exercisable in full in the event of a "Change in Control" of the Company (as defined in the Plan).

                            EXECUTIVE COMPENSATION

     The following tables provide information for the last three fiscal years concerning the compensation of each of the executive officers of the Company whose total compensation exceeded $100,000 in the most recent fiscal year, and the value of unexercised stock options held by him at the end of such years.

Summary Compensation Table
                                                                    Long-Term
                     Fiscal  Annual Compensation                  Compensation
Name and Principal    Year                                           Awards
Position                                           Other Annual   Securities
                             Salary        Bonus   Compensation      Underlying
                                                       (1)          Options

Matthew Boyle         2002   $186,388    $   -          -            10,000
  President and Chief 2001   $182,750    $   -          -               -
  Executive Officer   2000   $172,000    $17,500        -            10,000

Paul A.McPartlin      2002   $100,190    $   -       $ 9,948            -
  Vice President,     2001   $ 93,671    $   -       $ 9,671            -
  Chief Financial     2000   $ 96,782    $ 7,313     $ 8,472          5,000
  Officer and Treasurer

     (1) Company owned automobile motor car

Option Grants in Last Fiscal Year

     The following table shows all stock options granted to the named executive officers of the Company during the fiscal year ended September 30, 2002:

                                                                 Potential
                              Percent                         Realizable Value
                              of Total                           At Assumed
                 Number of    Options                           Annual Rates
                 Securities  Granted to  Exercise              of Stock Price
                 Underlying   Employees  or Base                Appreciation
                  Options     in Fiscal   Price   Expiration   for Option Term
Name              Granted       Year      ($\Sh)     Date      5% ($)  10% ($)
----             ----------  ----------  -------  ----------  ------- --------
Matthew Boyle (a)  10,000        100%      $9.60   11/6/2011  $60,000 $153,000

(a) These options become exercisable with respect to 1,000 shares on each anniversary of the grant date (September 6, 2011 in the case of the last 1,000 shares) or earlier with respect to all shares upon a change in control of the Company, as defined in the option grant.

Options Exercised and Fiscal Year-End Option Values

                                             Number of
                                             Securities        Value of
                                             Underlying        Unexercised
                                             Unexercised       In-the-Money
                   Number of                 Options           Options
                   Shares                    At 9/30/2002      at 9/30/2002(a)
                   acquired on     Value     Exercisable/      Exercisable/
Name               exercise       realized   Unexercisable     Unexercisable
----               -----------    --------   ---------------   ---------------
Matthew Boyle          -             -       20,000 / 40,000   $  -  / $  -
Paul A. McPartlin   10,000        $29,206     2,000 /  3,000   $  -  / $  -

(a) Based on the difference between the option exercise price and the closing price of the underlying Common Stock on September 30, 2002, which closing price was $5.06 per share.

Retirement Plan

     Mr. Boyle and Mr McPartlin participate in the Company's U.K. Retirement Plan, a defined benefit plan, under which benefits at age 65 are based upon 1/60th of final U.K. - base salary (as defined) for each year of service, subject to a maximum of 2/3rds of final U.K. - base salary. A spouse's pension of 50% of the employee's pension is payable beginning at the death of the employee either before or during retirement. Pension payments escalate by at least 3% per year, compounded, and at a higher rate in certain circumstances. The employee contributes 5% (4% in 2001 and 2000) of base salary, with the balance of the cost being met by the Company.

     The following table sets forth information concerning the annual benefits payable to the employee pursuant to the U.K. Retirement Plan upon retirement at age 65 for specified compensation levels and years of service classifications. Benefits under the U.K. Retirement Plan are computed solely on the U.K. base salary of participants, exclusive of bonuses, incentive and other compensation, and are not reduced on account of U.K. Social Security entitlement.





                      U.K. Retirement Plan Table

 Average Annual
  Earnings on                 Estimated Annual Pension Based on
 which Retire-                    Years of Service Indicated
 ment Benefits
   are based            15 years  20 years  25 years  30 years  35 years
--------------------    --------  --------  --------  --------  --------
   $ 100,000             $ 25,000  $  33,300   $ 41,700  $ 50,000  $ 58,300
    125,000               31,300    41,700    52,100    62,500    72,900
    150,000               37,500    50,000    62,500    75,000    87,500
    175,000               43,800    58,300    72,900    87,500   102,100
    200,000               50,000    66,700    83,300   100,000   116,700
    225,000               56,300    75,000    93,800   112,500   131,300
    250,000               62,500    83,300   104,200   125,000   145,800
    275,000               68,800    91,700   114,600   137,500   160,400
    300,000               75,000   100,000   125,000   150,000   175,000

     Credited years of service at September 30, 2002 were 6 for Mr. Boyle and 26 for Mr. McPartlin. The compensation of Mr. Boyle and Mr. McPartlin is entirely U.K. based.


                     COMPENSATION COMMITTEE REPORT

     The Company's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of three independent directors who are not employees of the Company. The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company, and also reviews and determines the base salary and incentive compensation of the executive officers, as well as stock option grants to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors, which, excluding employee directors, approves the actions of the Committee. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel, as well as management structure and organization. The Committee administers the Company's Equity Incentive Plan.

      The Company believes that stock options are an important incentive to motivate executive officers and other key employees for improved long-term performance of the Company. The Company considers stock ownership, options currently held and options previously granted when granting options although there are no specific levels of ownership for such grants. In November 2001 Mr Boyle, the President and Chief Executive Officer, was granted options to purchase 10,000 shares of common stock. No other options were granted during fiscal 2002.

     The Committee believes that the combination of salary and incentive compensation is the best method for compensating its executive officers and senior managers to promote uniform excellence, long-term commitment and team performance. Management salaries are determined based upon individual performance, level of responsibility and experience. The Committee reviews these salaries annually and measures them against compensation data obtained from published compensation surveys and surveys that the Committee makes of a group of peer companies. The Committee believes that the salaries of the Company's executive officers are within the range of these surveys. The peer companies are generally of about the same size as the Company and are in technical, rather than consumer or distribution fields. The Company believes that its competitors for executive talent are not necessarily companies which engage in the same business as the Company and, therefore, the companies used for comparative compensation purposes differ from the companies included in the
 Industrial Controls Industry Index.

     The recommended base salary and incentive compensation award for the President is determined each year by the Committee based upon its subjective assessment of the overall financial performance of the Company and the performance of the President relative to corporate objectives and other factors. In the light of the Company's financial performance Mr. Boyle's base salary during fiscal 2002 increased to $186,850, up 1% from the prior year. No bonuses were awarded to the Company's executive officers for performance in fiscal 2002.

                                    Members of the Compensation Committee

                                    Marvin G. Schorr
                                    David R. A. Steadman, Chairman
                                    C. Vincent Vappi


                          PERFORMANCE GRAPH

     The following graph compares the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in the Common Stock of the Company, in the American Stock Exchange ("AMEX") Market Value Index, and in the Media General Industrial Controls Sector Index during the period from September 30, 1997 through September 30, 2002.

                                   Value of Investment at September 30,
                                 1997   1998   1999   2000   2001   2002
                                 ----   ----   ----   ----   ----   ----
Tech/Ops Sevcon, Inc.             100    135     93    111     91     51
AMEX Market Value Index           100     71     79     88    119    161
Media General Industrial
  Controls Sector Index           100     87    102    122     91     99

     Assumes $100 invested on September 30, 1997 in each of the Company's Stock, the AMEX Market Value Index, and the Media General Industrial Controls Sector Index.


          APPROVAL OF AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN

General

     In January 1996 the stockholders approved the 1996 Equity Incentive Plan (the "Plan") under which a total of 129,000 shares of Common stock were available for issue. Since 1996 the Company has granted options to purchase 128,500 shares of which 39,000 options were subsequently cancelled on termination of employment.89,500 shares and tThere remain 39,500 shares available for awards under the Plan at December 13, 2002.

     The purpose of the Plan is to attract and retain key employees and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. The Plan is administered by a committee (the "Committee") of not less than three members of the Board of Directors, currently the Compensation Committee. Approximately 12 key employees are currently eligible to participate in the Plan.

     The closing price of the Common Stock on the American Stock Exchange on December 13, 2002 was $4.50xx.

     The Board of Directors believes that the increase of 150,000 shares is needed to ensure that a sufficient number of shares are available to be issued under the Plan in the future in order to provide appropriate equity incentives to attract and motivate key employees of the Company.

Shares Subject to Awards

     As of December 13, 2002, 39,500 shares were available for awards under the Plan. The proposal is to make an additional 150,000 shares available for award. The number and kind of shares are subject to adjustment to reflect stock dividends, recapitalizations or other changes affecting the Common Stock. If any outstanding or future award expires or is terminated unexercised or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares which would have been issuable will again be available for award under the Plan.

Description of Awards

     The Plan provides the following three basic types of awards:

     Stock Options. The Committee may grant incentive stock options eligible for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended or nonstatutory stock options. The Committee will determine the option price, term and exercise period of each option granted, provided that the option price may not be less than the fair market value of the Common Stock on the date of grant. An option may be exercised by the payment of the option price in whole or in part in cash or, to the extent permitted by the Committee, by delivery of a note or shares of Common Stock owned by the participant valued at their fair market value on the date of delivery, or such other lawful consideration as the Committee may determine.


     Stock Appreciation Rights (SARs). The Committee may grant SARs where the participant receives cash, shares of Common Stock or other property, or a combination thereof, as determined by the Committee, equal in value to the difference between the exercise price of the SAR and the fair market value of the Common Stock on the date of exercise. SARs may be granted in tandem with options (at or after award of the option) or alone and unrelated to an option. SARs in tandem with an option terminate to the extent that the related option is exercised, and the related option terminates to the extent that the tandem SAR is exercised. The exercise price of an SAR may not be less than the fair market value of the Common Stock on the date of grant or in the case of a tandem SAR, the exercise price of the related option.

     Restricted Stock. The Committee may grant shares of Common Stock subject to forfeiture for no consideration, for such minimum consideration as may be required by applicable law or for such other consideration as the Committee may determine. With respect to any restricted stock grant, the Committee has full discretion to determine the number of shares subject to the grant, the consideration to be paid by the participant, the conditions under which the shares may be forfeited to the Company and the other terms and conditions of the grant.

     Awards under the Plan contain such terms and conditions consistent with the Plan as the Committee in its discretion approves. The Committee has discretion to administer the Plan in the manner which it determines, from time to time, is in the best interest of the Company. For example, the Committee will fix the terms of stock options, SARs and restricted stock grants and determine whether, in the case of options and SARs, they may be exercised immediately or at a later date or dates. Awards may be granted subject to conditions relating to continued employment and restrictions on transfer. The Committee may provide, at the time an award is made or at any time thereafter, for the acceleration of a participant's rights or cash settlement upon a change in control of the Company. The terms and conditions of awards need not be the same for each participant. The foregoing examples illustrate, but do not limit, the manner in which the Committee may exercise its authority in administering the Plan.

     The maximum aggregate number of shares subject to stock options or SARs that may be granted to a participant in any calendar year is 60,000 shares. Incorporation of this limit is intended to qualify stock options and SARs as performance-based compensation that is not subject to the $1 million limit on deductibility for Federal income tax purposes of compensation paid to certain senior officers.

     The Committee has not granted are SARs or Restricted Stock under the Plan.

Amendment

     The Board has authority to amend the Plan without stockholder approval unless such approval is necessary to comply with any applicable tax or regulatory requirement. The Committee has authority to amend outstanding awards, including changing the date of exercise and converting an incentive stock option to a nonstatutory option, if the Committee determines that such action would not adversely affect the participant. The Plan has no expiration date.

Federal Income Tax Consequences Relating to Stock Options

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then
(a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short or long-term capital gain or loss and will not result in any deduction by the Company.

Outstanding Options

The following table sets out the status of Securities authorized for issuance under equity compensation plans at September 30, 2002. This includes both the 1996 Equity Incentive Plan and the 1998 Director Stock Option Plan.


                             Number of     Weighted-
                             securities     average      Number of securities
                            to be issued   exercise      remaining available
                            upon exercise  price of      for future issuance
                            of outstand-  outstanding   under equity compensa-
                            ing options     options,    tion plans (excluding
                            warrants and    warrants    securities reflected
Plan Category                 rights       and rights        in column (a)
------------------------------------------------------------------------------
                                (a)            (b)                (c)
------------------------------------------------------------------------------
Equity compensation plans
approved by security
holders:
  1996 Equity Incentive
    Plan                      89,500          $12.13            39,500
  1998 Director Stock
    Option Plan               25,000          $15.19            25,000
------------------------------------------------------------------------------
  Total                      114,500          $12.79            64,500
------------------------------------------------------------------------------
Equity compensation plans
  not approved by security
  holders                       -                -                 -
------------------------------------------------------------------------------
Total                        114,500          $12.79            64,500
------------------------------------------------------------------------------

Vote Required

     Approval of the reservation of an additional 150,000 shares of common stock for issue under the plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the annual meeting. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and accordingly will have the effect of negative votes.

     The Directors recommend a vote FOR this proposal.

                         AUDIT COMMITTEE REPORT

     In the course of its oversight of the Company's financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended September 30, 2002, (ii) discussed with Grant Thornton LLP, the Company's independent auditors, the matters required to be discussed by Statement on Accounting Standard No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Grant Thornton LLP its independence.

     Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

                                        Members of the Audit Committee

                                        Paul B. Rosenberg, Chairman
                                        David R. A. Steadman
                                        C. Vincent Vappi


                                AUDITORS

     The Company dismissed Arthur Andersen LLP ("Andersen") as its independent accountants on May 30, 2002. The Company's Audit Committee and Board of Directors approved this action.

     Andersen's reports on financial statements of the Company for each of the years ended September 30, 2001 and September 30, 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two years ended September 30, 2001 and the interim period between September 30, 2001 and May 30, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     During the years ended September 30, 2000 and September 30, 2001 and the interim period between September 30, 2001 and May 30, 2002, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The Company has been unable, after reasonable efforts, to have Arthur Andersen review and respond to the above disclosure; however, Arthur Andersen provided a letter dated June 5, 2002 stating that it was in agreement with the disclosure included in the paragraphs of Item 4 of the Form 8-K, which disclosure is the same as the disclosure in paragraphs 2, 3 and 4 in this section captioned AUDITORS above.

     On June 26, 2002, the Company engaged Grant Thornton LLP as its new independent accountant. The Company's Audit Committee and Board of Directors approved this action.


     During the years ended September 30, 2000 and September 30, 2001 and the interim period between September 30, 2001 and June 26, 2002, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements or (iii) any matter that was either the subject of a disagreement (as described above) or a reportable event.

     Representatives of Grant Thornton LLP are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The fees for services provided by both Grant Thornton LLP, the Company's principal accountant, and Arthur Andersen LLP to the Company in fiscal 2002 were as follows:


     Audit Fees                                    $ 65,500
     Financial Information Systems Design and
       Implementation Fees                         $     -

     All Other Fees   (1)                          $ 23,100

     (1) Tax compliance fees $18,900, UK Pension Plan audit fee $4,200


          DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the annual meeting in 2004, it must be received by the Company at 40 North Avenue, Burlington, Massachusetts 01803, Attention:
Treasurer, no later than August 29, 2003.


                      ADVANCE NOTICE PROVISIONS FOR
                  STOCKHOLDER PROPOSALS AND NOMINATIONS

     The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting, except that if notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.


                            OTHER BUSINESS

     The Board of Directors does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.


Dated December 27, 2002



                                                                 APPENDIX 1

                           TECH/OPS SEVCON, INC
                                CHARTER
                 AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE:

The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements, including by reviewing the financial reports and other financial information provided by the Company, the Company's disclosure controls and procedures and internal accounting and financial controls, and the annual independent audit process.

In discharging its oversight role, the Audit Committee is granted the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company, and the authority to engage independent counsel and other advisers, as the Committee determines necessary to carry out its duties.

The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. In this connection, the Committee, as a committee of the Board, shall be directly responsible for the appointment, compensation and oversight of the work of the outside auditor in preparing or issuing an audit report or related work, including resolving any disagreements between Management and the outside auditor regarding financial reporting.

The Committee shall receive direct reports from the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor and for approving all auditing services and permitted non-audit services provided by the outside auditor.

This Charter shall be reviewed by the Board for adequacy on an annual basis, or more frequently as the Board may deem appropriate.

MEMBERSHIP AND TERM OF APPOINTMENT:

The Audit Committee shall consist of not less than three Directors. A chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the independent Directors.

All Committee members shall be independent Directors:

     Who have no relationship to the Company that may interfere with the exercise of their independence from Management and the Company;

     Who do not receive any consulting, advisory or other compensatory fee from the Company, other than in the member's capacity as a member of the Board or any of its Committees;

     Who are not an "affiliated person" (as defined by applicable law or regulation) of the Company or any subsidiary, other than as a member of the Board or any of its Committees; and

     Who are financially literate or, to the extent permitted by Amex rules, who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related financial management expertise, and, to the extent practicable, be a "financial expert" as that term is defined by the SEC.

QUORUM AND VOTING:

At the meetings of the Audit Committee, the presence of a majority of all members shall be necessary to constitute a quorum for the transaction of business, and the affirmative vote of a majority of all members shall be necessary to take any action. The responsibilities of the committee may, to the extent permitted by applicable law and Amex rules, be delegated to one or more members of the committee.

RULES:

The Audit Committee may adopt such rules and regulations, not inconsistent with law nor with the provisions of the Certificate of Incorporation or the By-Laws, or of any applicable resolution of the Board of Directors, for the calling and holding of meetings of the Committee and for the transaction of business at such meetings, as the Committee may deem necessary and desirable. The Committee shall keep regular minutes of its proceedings, and shall report the same to the next meeting of the Board of Directors.

RESOURCES AND AUTHORITY:

The Audit Committee shall be provided with the necessary resources, including staff and administrative support, by the Company to effectively discharge its duties and responsibilities assigned by the Board of Directors. The Audit Committee shall have the discretion to institute investigations of improprieties or suspected improprieties, including the standing authority to retain special counsel or other staff, with full access to all books, records, facilities and personnel of the Company. The Audit Committee shall have full authority to approve funding by the Company for the payment of compensation to outside auditors and any independent counsel or other advisors retained by the Committee.

KEY RESPONSIBILITIES:

The Committee's role is one of oversight, and it is recognized that Management is responsible for preparing the Company's financial statements, and that the outside auditor is responsible for auditing those financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide, and may be varied from time to time as appropriate under the circumstances.

The Audit Committee shall meet at least three times each year and shall call special meetings, as circumstances require. When appropriate, the Audit Committee shall meet with legal counsel to discuss legal matters that may have an impact on the Company's financial statements.

The Committee shall periodically discuss with Management and the outside auditor the quality and adequacy of the Company's internal controls and internal auditing procedures, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company's ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves Management or other employees who have a significant role in the Company's internal controls, and discuss with the outside auditor how the Company's financial systems and controls compare with industry practices.

The Committee shall review with Management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statements on Auditing Standards No. Numbers 61 Communication with Audit Committees and 90 Audit Committee Communications.

If necessary, the Committee shall review as a whole, or through the Committee chair, with the outside auditor, prior to filing with the SEC, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS Nos. 61 and 90.

The Committee shall periodically review with Management and the outside auditor the quality, as well as acceptability, of the Company's accounting policies, and discuss with the outside auditor how the Company's accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, the ramifications of use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor.

The Committee shall periodically discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with generally accepted accounting principles and the rules of the SEC are reflected in the Company's financial statements.

The Committee shall review with Management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company's financial statements, and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

The Committee shall review with Management and the outside auditor the Company's critical accounting policies and practices.

The Committee shall review with the outside auditor all material communications between the outside auditor and Management, such as any management letter or schedule of unadjusted differences.

The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1 - Independence Discussions with Audit Committees and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take appropriate action regarding the independence of the outside auditor.

On an ongoing basis, the Committee shall conduct an appropriate review of, and report to the Board with respect to, all proposed related-party transactions with the Company where the amount involved exceeds $60,000. All such transactions shall be subject to prior approval by the Committee. "Related-party transactions" shall be defined in accordance with the broadest applicable Amex, SEC or statutory definition then in effect, and generally shall include transactions between the Company and Company Directors; executive officers; nominees for election as director; stockholders; or their respective affiliates or immediate family members.

The Committee shall approve the engagement of the outside auditor and shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor. The Committee may designate an individual Committee member to pre-approve audit and permissible non-audit services, provided that such approvals be presented to the full Committee at the next scheduled meeting.

The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the financial statements should be included in the Company's Annual Report on Form 10-K.


COMPLAINT PROCEDURES

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The existence and nature of the reporting procedures shall be communicated to all employees and, to the extent appropriate, to agents of the Company. It shall be a violation of the code of ethics to intimidate or impose any form of retribution on any employee or agent who utilizes such reporting system in good faith to report suspected violations (except that appropriate action may be taken against such employee or agent if such individual is one of the wrongdoers).


Revised November 2002





(FORM OF PROXY CARD)                                         APPENDIX 2

                       TECH/OPS SEVCON, INC.

Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be held January 21, 2003

     The undersigned appoints Marvin G. Schorr, Paul A. McPartlin and David R. Pokross, Jr. and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote all the shares of Tech/Ops Sevcon, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held January 21, 2003 at the offices of Palmer & Dodge LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts at 5:00 p.m. and at any adjournments thereof.

         Please complete, sign and date on reverse side
                and mail in enclosed envelope
------------------------------------------------------------------
_____
\    \ Please mark
\  X \ votes as in
\____\ this example


1. ELECTION OF DIRECTORS

Nominees for three-year terms:   Rosenberg, Start

For Both      Withheld from
Nominees      both nominees
  \__\           \__\

\__\_______________________
For both nominees except as
      noted above


2.  PROPOSAL TO AMEND THE 1996 EQUITY INCENTIVE PLAN

       FOR       AGAINST       ABSTAIN
       \__\         \__\           \__\


This proxy will be voted FOR both nominees for Director and FOR the proposal to amend the 1996 equity incentive plan if no contrary instructions are given.
The proxies are authorized to vote upon any other business that may properly Come before the meeting.

    MARK HERE FOR ADDRESS
    CHANGE AND NOTE AT LEFT                             \___\

             Signature......................  Date.................

             Signature......................  Date.................

      This proxy should be signed by the registered holder. Where stock is registered in the names of more than one person, all such persons should sign. When signing as executors, administrators, trustees, guardians, etc. please indicate your title as such.




1